EXHIBIT 12.2


                     COMPUTATION OF RETURN ON AVERAGE ASSETS


     For the Six Months Ended December 31, 1996

                                       Total Assets
                                       --------------
     June 30, 1996                     $1,477,698,000
     July 31, 1996                      1,480,342,000
     August 31,1996                     1,487,950,000
     September 30, 1996                 1,531,295,000
     October 31, 1996                   1,547,601,000
     November 30, 1996                  1,552,864,000
     December 31, 1996                  1,536,344,000
                                       --------------
                                       10,614,094,000
     Divide by Number of Months                     7
                                       --------------
     Average                           $1,516,299,143
                                       ==============
     Net Income (Loss)                 $   (1,103,000)
     Divide by Average Assets           1,516,299,143
                                       --------------
     Return on Average Assets                   (0.14)%
                                       ==============
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